Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600		News Release

Contact:

	For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061
email: rick.gillespie@radian.biz

Radian Reports Second Quarter Financial Results and Announces Capital Plan

Net Loss of $392.5 Million Including Premium Deficiency Reserve

Significant Internal Resources to Support Mortgage Insurance Capital Requirements

PHILADELPHIA, August 11, 2008 - Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter of $392.5 million, or $4.91 per share, after establishing a pre-tax first-lien premium deficiency reserve of $421.8 million. This compares to net income of $21.1 million, or $0.26 per share, for the second quarter of 2007. Book value per share at June 30, 2008, was $30.54.

“Radian’s results in the second quarter were largely impacted by the first-lien premium deficiency reserve we established after updating our future mortgage insurance loss expectations,” said S.A. Ibrahim, Chief Executive Officer of Radian. “While our industry continues to be challenged, we remain highly committed to our mortgage insurance business. Radian is in the unique position to fulfill its capital needs through internal resources by contributing our financial guaranty business to our mortgage insurance business. This non-dilutive capital strategy benefits our shareholders and allows Radian to continue to take advantage of market opportunities that will best position the Company for the future.”

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	SECOND QUARTER HIGHLIGHTS
— Radian Asset Assurance Inc., the principal financial guaranty subsidiary (Radian Asset), declared an ordinary dividend of $107.5 million to Radian Group Inc. $100 million was subsequently contributed to Radian Guaranty to support the mortgage insurance business.

— Radian Asset has $960 million of statutory surplus, which is part of approximately $3 billion of claims paying resources. Radian expects to contribute the investment in Radian Asset to Radian Guaranty during the third quarter of 2008.

— A pre-tax first lien premium deficiency reserve (PDR) of $421.8 million was established after updating the Company’s future loss projections. The PDR represents Radian’s best estimate of the present value of expected future losses not already included in the June 30, 2008 loss reserves, net of related future premiums. There was a $50.8 million deferred policy acquisition cost (DPAC) write-off in conjunction with the PDR.

— Captive reinsurance and Smart Home transactions generated significant ceded losses recoverable, the balances of which are $131.1 million and $44.7 million, respectively, at June 30, 2008.

— First and second lien claims paid were below expectations at $209 million, driven primarily by increased investment in Loss Management efforts.

— First-lien primary defaults increased 11.0% in the quarter, which compares favorably to the 13.6% increase in first-lien primary defaults added during the first quarter of 2008. Including pool defaults, the increase was 8.9% during the second quarter of 2008, compared to 9.9% during the first quarter of 2008.

— Radian Guaranty has made multiple guideline changes and pricing increases. In markets where home prices have declined, Radian has increased down payment requirements. Approximately 93% of new insurance written during the second quarter of 2008 was prime. Primary New Insurance Written in the second quarter of 2008 was $9.6 billion.

— Radian Guaranty remains a Top Tier provider to the GSEs and maintains a stable market position.

— Sherman Financial reported overall pretax operating income of $77.8 million for the second quarter of 2008, of which Radian’s share is $15.7 million. Radian received $19.5 million of dividends from Sherman during the quarter.

CAPITAL STRATEGY

The book of business in Radian Asset has significantly less exposure to mortgage and mortgage related assets compared to other financial guaranty insurers and new business production across all

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	financial guaranty product lines has been significantly reduced in 2008 and is likely to remain at minimal levels. These combined factors have created an opportunity unique to Radian that will allow Radian Group’s investment in Radian Asset to be contributed to Radian Guaranty. Radian expects this will occur during the third quarter of 2008.

Instrumental to the movement of Radian Asset under Radian Guaranty was the need to get consent from Radian's lenders. The necessary lenders have signed an amendment to our credit facility to allow for that transfer. The amendment will become effective if certain conditions are satisfied, all of which Radian currently expects to be able to satisfy in the time permitted by the amendment.

Radian Group’s liquidity position remains strong with over $50 million in cash and liquid investment securities after an impending paydown of $50 million of its credit facility in conjunction with the Radian Asset contribution, with no principal payments on its debt due until 2011. In addition, Radian has at its option the sale of its remaining stake in Sherman.

After taking into consideration the contribution of Radian Asset, Radian Guaranty’s resulting risk to capital ratio on a pro forma basis would be 10.3 to 1 at June 30, 2008, allowing it to maintain a strong and sufficient claims paying ability to withstand the stressed macroeconomic environment, while continuing to selectively write new business.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Monday, August 11, 2008, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at http://www.radian.biz >News. The call may also be accessed by dialing 800-230-1074 inside the U.S., or 612-234-9959 for international callers, using passcode 955796 or by referencing Radian.

A replay of the webcast will be available at the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 955796.

About Radian

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at www.radian.biz.
Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

	Exhibit A:	Condensed Consolidated Statements of Income

	Exhibit B:	Condensed Consolidated Balance Sheets

	Exhibit C:	Segment Information Quarter Ended June 30, 2008

	Exhibit D:	Segment Information Quarter Ended June 30, 2007

	Exhibit E:	Segment Information Six Months Ended June 30, 2008

	Exhibit F:	Segment Information Six Months Ended June 30, 2007

	Exhibit G:	Financial Guaranty Supplemental Information- Quarter and Six Months Ended June 30, 2008

	Exhibit H:	Financial Guaranty Supplemental Information- Quarter and Six Months Ended June 30, 2008

	Exhibit I:	Mortgage Insurance Supplemental Information- New Insurance Written and Risk Written

	Exhibit J:	Mortgage Insurance Supplemental Information- Insurance in Force and Risk in Force

	Exhibit K:	Mortgage Insurance Supplemental Information- Risk in Force by LTV and Policy Year and Other Risk in Force

	Exhibit L:	Mortgage Insurance Supplemental Information- Claims and Reserves

	Exhibit M:	Mortgage Insurance Supplemental Information- Defaults

	Exhibit N:	Mortgage Insurance Supplemental Information- Net Premiums Written and Earned, Smart Home, Captives and Persistency

	Exhibit O:	Mortgage Insurance Supplemental Information- Reinsurance Progression Toward Attachment – Summary by Book Year

	Exhibit P:	Mortgage Insurance Supplemental Information- ALT-A

	Exhibit Q:	Financial Services Supplemental Information

Forward Looking Statements

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	All statements made in this news release that address events, developments or results that we expect or anticipate may occur in the future are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•      changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), changes in the liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

• economic changes or catastrophic events in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•      our ability to successfully obtain additional capital, if necessary, to support our long-term liquidity needs and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our primary mortgage insurance subsidiary;

• a decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and a deterioration in housing markets throughout the U.S.;

• our ability to maintain adequate risk-to-capital ratios, leverage ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business;

•      a decrease in the volume of municipal bonds, and other public finance and structured finance transactions that we insure, or a decrease in the volume of such transactions for which issuers or investors seek or demand financial guaranty insurance;

• the loss of a customer for whom we write a significant amount of mortgage insurance or financial guaranty insurance or the influence of large customers;

•      reduction in the volume of reinsurance business available to us from one or more of our primary financial guaranty insurer customers due to adverse changes in their ability to generate new profitable direct financial guaranty insurance or their need for us to reinsure their risk;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	• disruption in the servicing of mortgages covered by our insurance policies;

•      the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•      the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and 2008 and may result in further losses;

• reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline;

•      changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•      recapture of reinsurance business by the primary insurers under our financial guaranty reinsurance arrangements, which would reduce written and earned premiums in our financial guaranty business and correspondingly reduce the amount of capital required to be held against this risk;

•      downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial strength ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, our credit rating and the financial strength ratings assigned to Radian Guaranty Inc., which are currently on CreditWatch Negative or negative outlook);

•      heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major ratings agencies;

•      changes in the charters or business practices of Federal National Mortgage Association and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to retain our “Top Tier” eligibility requirement from both Freddie Mac and Fannie Mae;

•      heightened competition for financial guaranty business from other financial guaranty insurers, from other forms of credit enhancement such as letters of credit, guaranties and credit default swaps provided by foreign and domestic banks and other financial institutions, and from alternative structures that may permit insurers to securitize assets more cost-effectively without the need for the types of credit enhancement we offer, or result in our having to reduce the premium we charge for our products;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•      the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation:

(i) the possibility of private lawsuits or formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•      the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiency for our first- and second-lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•      volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiencies in our mortgage insurance business on a quarterly basis;

• changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board;

• legal and other limitations on amounts we may receive from our subsidiaries as dividends or through tax and expense sharing arrangements with our subsidiaries; and

• vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman Financial Group LLC.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2007 as well as the material changes to these risks discussed in our Quarterly Reports on Form 10-Q. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this release to reflect new information or future events or for any other reason.

SOURCE Radian Group Inc.

###

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended June 30		Six Months Ended June 30
(In thousands, except per-share data)	2008	2007	2008	2007
Revenues:
Net premiums written—insurance	$222,645	$242,419	$466,951	$490,849

Net premiums earned—insurance	$249,137	$218,010	$491,058	$432,517
Net investment income	65,128	62,650	131,107	123,646
Change in fair value of derivative instruments (1)	56,226	(66,246)	764,035	(17,829)
Net (losses) gains on other financial instruments	(8,251)	25,694	(63,135)	39,439
Other income	3,221	3,102	6,835	6,920

Total revenues	365,461	243,210	1,329,900	584,693

Expenses:
Provision for losses	458,879	173,962	1,041,590	281,004
Provision for premium deficiency (2)	369,807	—	387,897	—
Policy acquisition costs	75,952 (3)	24,198	99,858	52,452
Other operating expenses	63,849	48,213	118,990	102,580
Merger expenses	—	9,395	—	12,723
Interest expense	13,832	12,360	26,325	25,416

Total expenses	982,319	268,128	1,674,660	474,175

Equity in net income of affiliates	15,704	49,507	28,230	72,279

Pretax (loss) income	(601,154)	24,589	(316,530)	182,797
Income tax (benefit) provision	(208,630)	3,506	(119,644)	48,247

Net (loss) income	$(392,524)	$21,083	$(196,886)	$134,550

Diluted net (loss) income per share (4)	$(4.91)	$0.26	$(2.46)	$1.68

(1)	Includes premiums earned on derivative contracts.
(2)	Includes $421.8 million for first-lien and $(52.0) million for second-lien in the second quarter of 2008, and $421.8 million for first-lien and $(33.9) million for second-lien for the first six months of 2008.
(3)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.
(4)	Weighted average shares outstanding (in thousands)

Average common shares outstanding	79,967	79,627	79,960	79,295
Increase in shares-potential exercise of options-diluted basis	—	918	—	984

Weighted average shares outstanding (in thousands)	79,967	80,545	79,960	80,279

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except share and per-share data)	June 30 2008	December 31 2007		June 30 2007
Assets:
Cash and investments	$6,535,397	$6,611,836		$6,028,815
Investments in affiliates	112,683	104,354		639,571
Deferred policy acquisition costs	184,765	234,955		232,548
Prepaid federal income taxes	536,343	793,486		860,135
Other assets	1,040,229	465,558		357,016

Total assets	$8,409,417	$8,210,189		$8,118,085

Liabilities and stockholders’ equity:
Unearned premiums	$1,048,064	$1,094,710		$987,788
Reserve for losses and loss adjustment expenses	2,287,742	1,598,756		909,371
Reserve for premium deficiency	583,543	195,646		—
Long-term debt and other borrowings	958,762	953,524		747,929
Variable interest entity debt	85,739	—		—
Deferred income taxes	—	26,705		888,667
Derivative liabilities	657,426	1,305,665		—
Other liabilities	332,234	314,447		441,612

Total liabilities	5,953,510	5,489,453		3,975,367

Common stock	98	98		97
Additional paid-in capital	448,010	442,312		436,017
Retained earnings	1,981,046	2,181,191		3,609,259
Accumulated other comprehensive income	26,753	97,135		97,345

Total common stockholders’ equity	2,455,907	2,720,736		4,142,718

Total liabilities and stockholders’ equity	$8,409,417	$8,210,189		$8,118,085

Book value per share	$30.54	$33.83		$51.53

Treasury Stock Repurchases (Year-to-Date for Periods Presented)
Total number of shares repurchased	—	398,645	(1)	398,645
Average price paid per share	—	$57.25		$57.25
Total cost of repurchased shares	—	$22,822,537		$22,822,537

(1)	0.3 million shares were repurchased in the 2nd quarter of 2007 at a cost of $18.8 million.

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2008

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$199,030	$23,615	$—	$222,645

Net premiums earned—insurance	$205,096	$44,041	$—	$249,137
Net investment income	38,941	26,187	—	65,128
Change in fair value of derivative instruments	25,173	31,053	—	56,226
Net gains (losses) on other financial instruments	10,444	(18,734)	39	(8,251)
Other income	2,999	58	164	3,221

Total revenues	282,653	82,605	203	365,461

Expenses:
Provision for losses	449,296	9,583	—	458,879
Provision for premium deficiency	369,807	—	—	369,807
Policy acquisition costs	63,686	12,266	—	75,952
Other operating expenses	48,703	15,019	127	63,849
Interest expense	7,332	6,500	—	13,832

Total expenses	938,824	43,368	127	982,319

Equity in net income of affiliates	—	—	15,704	15,704

Pretax (loss) income	(656,171)	39,237	15,780	(601,154)

Income tax (benefit) provision	(221,988)	6,768	6,590	(208,630)

Net (loss) income	$(434,183)	$32,469	$9,190	$(392,524)

Assets	$5,037,309	$3,166,316	$205,792	$8,409,417
Total investments	3,919,870	2,467,199	—	6,387,069
Deferred policy acquisition costs	11,554	173,211	—	184,765
Reserve for losses and loss adjustment expenses	2,120,577	167,165	—	2,287,742
Derivative liabilities	308,543	348,883	—	657,426
Unearned premiums	359,080	688,984	—	1,048,064
Stockholders’ equity	988,773	1,331,610	135,524	2,455,907

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2007

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$197,507	$44,912	$—	$242,419

Net premiums earned—insurance	$185,588	$32,422	$—	$218,010
Net investment income	36,287	26,320	43	62,650
Change in fair value of derivative instruments	(49,410)	(16,836)	—	(66,246)
Net gains on other financial instruments	19,356	5,609	729	25,694
Other income	2,726	126	250	3,102

Total revenues	194,547	47,641	1,022	243,210

Expenses:
Provision for losses	180,152	(6,190)	—	173,962
Policy acquisition costs	12,556	11,642	—	24,198
Other operating expenses	34,036	12,533	1,644	48,213
Merger expenses	8,990	405	—	9,395
Interest expense	6,341	4,462	1,557	12,360

Total expenses	242,075	22,852	3,201	268,128

Equity in net income of affiliates	—	—	49,507	49,507

Pretax (loss) income	(47,528)	24,789	47,328	24,589

Income tax (benefit) provision	(19,326)	2,768	20,064	3,506

Net (loss) income	$(28,202)	$22,021	$27,264	$21,083

Assets	$4,762,306	$2,717,023	$638,756	$8,118,085
Total investments	3,545,036	2,374,941	—	5,919,977
Deferred policy acquisition costs	70,525	162,023	—	232,548
Reserve for losses and loss adjustment expenses	746,095	163,276	—	909,371
Unearned premiums	287,824	699,964	—	987,788
Stockholders’ equity	2,270,272	1,456,497	415,949	4,142,718

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2008

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$410,281	$56,670	$—	$466,951

Net premiums earned—insurance	$409,361	$81,697	$—	$491,058
Net investment income	77,786	53,307	14	131,107
Change in fair value of derivative instruments	96,942	667,093	—	764,035
Net (losses) gains on other financial instruments	(26,289)	(36,883)	37	(63,135)
Other income	6,490	179	166	6,835

Total revenues	564,290	765,393	217	1,329,900

Expenses:
Provision for losses	1,020,304	21,286	—	1,041,590
Provision for premium deficiency	387,897	—	—	387,897
Policy acquisition costs	77,146	22,712	—	99,858
Other operating expenses	82,873	35,757	360	118,990
Interest expense	14,422	11,654	249	26,325

Total expenses	1,582,642	91,409	609	1,674,660

Equity in net income of affiliates	—	—	28,230	28,230

Pretax (loss) income	(1,018,352)	673,984	27,838	(316,530)

Income tax (benefit) provision	(357,713)	225,987	12,082	(119,644)

Net (loss) income	$(660,639)	$447,997	$15,756	$(196,886)

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2007

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written—insurance	$403,918	$86,931	$—	$490,849

Net premiums earned—insurance	$365,831	$66,686	$—	$432,517
Net investment income	71,846	51,757	43	123,646
Change in fair value of derivative instruments	(45,072)	27,243	—	(17,829)
Net gains on other financial instruments	30,479	8,433	527	39,439
Other income	5,575	266	1,079	6,920

Total revenues	428,659	154,385	1,649	584,693

Expenses:
Provision for losses	293,006	(12,002)	—	281,004
Policy acquisition costs	29,079	23,373	—	52,452
Other operating expenses	70,308	26,768	5,504	102,580
Merger expenses	12,318	405	—	12,723
Interest expense	13,195	9,058	3,163	25,416

Total expenses	417,906	47,602	8,667	474,175

Equity in net income of affiliates	—	—	72,279	72,279

Pretax income	10,753	106,783	65,261	182,797

Income tax (benefit) provision	(5,747)	26,846	27,148	48,247

Net income	$16,500	$79,937	$38,113	$134,550

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit G

	Quarter Ended June 30		Six Months Ended June 30
($ in thousands, except ratios)	2008	2007	2008	2007
Net Premiums Written: (1)
Public finance direct	$7,876	$18,130	$13,479	$30,910
Public finance reinsurance	7,221	17,495	24,762	35,649
Structured direct	3,006	2,789	7,188	8,036
Structured reinsurance	5,411	5,693	10,853	11,605
Trade credit reinsurance	101	805	388	731

Total Net Premiums Written—insurance	$23,615	$44,912	$56,670	$86,931

Net Premiums Earned: (2)
Public finance direct	$12,004	$9,961	$29,814	$21,546
Public finance reinsurance	22,965	11,692	32,835	22,792
Structured direct	3,760	4,389	7,642	9,080
Structured reinsurance	5,092	5,742	10,691	11,936
Trade credit reinsurance	220	638	715	1,332

Total Net Premiums Earned—insurance	$44,041	$32,422	$81,697	$66,686

Refundings included in earned premium	$16,664	$5,177	$28,321	$11,763

Claims paid:
Trade credit reinsurance	$397	$2,625	$983	$5,271
Other	1,761	803	103,217 (3)	734
Conseco	2,305	3,011	4,373	6,119

Total	$4,463	$6,439	$108,573	$12,124

Incurred losses:
Trade credit reinsurance	$(3,819)	$(8,480)	$(5,474)	$(11,616)
Other	14,074	2,290	27,432	(386)
Conseco	(672)	—	(672)	—

Total	$9,583	$(6,190)	$21,286	$(12,002)

Loss ratio—GAAP Basis	16.7%	(12.8)%	19.5%	(11.8)%
Expense ratio—GAAP Basis (4)	47.4%	50.2%	53.7%	49.5%

	64.1%	37.4%	73.2%	37.7%

Net payments (receipts) under derivatives contracts	$5,578	$(16,147)	$5,578	$(27,375)

(1)	Premiums written on credit derivatives for the quarter and six months ended June 30, 2008 were $13.0 million and $25.9 million, respectively, compared to $5.6 million and $18.9 million, respectively, for the quarter and six months ended June 30, 2007.
(2)	Premiums earned on credit derivatives for the quarter and six months ended June 30, 2008 were $13.5 million and $27.2 million, respectively, compared to $15.8 million and $34.7 million, respectively, for the quarter and six months ended June 30, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(3)	Includes a $100 million payment related to one credit that is a CDO of an ABS that was fully reserved for in 2007.
(4)	Excludes merger expenses.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit H

($ in thousands, except ratios)	June 30 2008	December 31 2007	June 30 2007
Capital and surplus	$982,340	$1,158,537	$1,066,378
Contingency reserve	485,972	433,296	380,222

Qualified statutory capital	1,468,312	1,591,833	1,446,600

Unearned premium reserve	866,504	886,024	846,254
Loss and loss expense reserve	54,391	61,038	73,083

Total statutory policyholders’ reserves	2,389,207	2,538,895	2,365,937

Present value of installment premiums	430,450	461,806	366,572
Reinsurance and soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$2,969,657	$3,150,701	$2,882,509

Net debt service outstanding	$163,252,124	$164,346,659	$152,351,096

Capital leverage ratio (1)	111	103	105
Claims paying leverage ratio (2)	55	52	53

Net par outstanding by product:
Public finance direct	$18,824,907	$18,228,946	$17,131,513
Public finance reinsurance	43,114,460	43,822,781	40,063,123
Structured direct	47,235,046	47,878,168	48,071,745
Structured reinsurance	6,010,331	6,091,717	5,270,740

Total	$115,184,744	$116,021,612	$110,537,121

Reinsurance business net par outstanding:
Treaty	61%	59%	59%
Facultative	39%	41%	41%

Reserve for losses and LAE
Specific	$29,053	$26,791	$29,274
Conseco	17,480	22,526	27,855
Non-specific	120,632	203,987	106,147

Total	$167,165	$253,304	$163,276

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total statutory claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit I

	Quarter Ended June 30				Six Months Ended June 30
($ in millions)	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written
Flow	$9,432	97.9%	$10,639	63.1%	$18,716	93.9%	$17,688	58.8%
Structured	205	2.1%	6,211	36.9%	1,218	6.1%	12,389	41.2%

Total Primary	$9,637	100.0%	$16,850	100.0%	$19,934	100.0%	$30,077	100.0%

Flow
Prime	$8,743	92.7%	$7,673	72.1%	$16,951	90.5%	$12,723	71.9%
Alt-A	475	5.0%	2,026	19.1%	1,058	5.7%	3,427	19.4%
A minus and below	214	2.3%	940	8.8%	707	3.8%	1,538	8.7%

Total Flow	$9,432	100.0%	$10,639	100.0%	$18,716	100.0%	$17,688	100.0%

Structured
Prime	$204	99.5%	$581	9.4%	$1,216	99.8%	$674	5.5%
Alt-A	1	0.5%	5,200	83.7%	2	0.2%	11,105	89.6%
A minus and below	—	—	430	6.9%	—	—	610	4.9%

Total Structured	$205	100.0%	$6,211	100.0%	$1,218	100.0%	$12,389	100.0%

Total
Prime	$8,947	92.8%	$8,254	49.0%	$18,167	91.2%	$13,397	44.6%
Alt-A	476	5.0%	7,226	42.9%	1,060	5.3%	14,532	48.3%
A minus and below	214	2.2%	1,370	8.1%	707	3.5%	2,148	7.1%

Total Primary	$9,637	100.0%	$16,850	100.0%	$19,934	100.0%	$30,077	100.0%

Total Primary New Insurance Written by FICO Score
Flow
<=619	$104	1.1%	$641	6.0%	$369	2.0%	$1,127	6.4%
620-679	1,512	16.0%	3,397	32.0%	3,450	18.4%	5,652	31.9%
680-739	3,452	36.6%	3,854	36.2%	7,067	37.8%	6,333	35.8%
>=740	4,364	46.3%	2,747	25.8%	7,830	41.8%	4,576	25.9%

Total Flow	$9,432	100.0%	$10,639	100.0%	$18,716	100.0%	$17,688	100.0%

Structured
<=619	$—	—	$283	4.6%	$—	—	$409	3.3%
620-679	7	3.4%	2,090	33.6%	17	1.4%	3,466	28.0%
680-739	64	31.2%	2,761	44.5%	433	35.5%	5,829	47.0%
>=740	134	65.4%	1,077	17.3%	768	63.1%	2,685	21.7%

Total Structured	$205	100.0%	$6,211	100.0%	$1,218	100.0%	$12,389	100.0%

Total
<=619	$104	1.1%	$924	5.5%	$369	1.9%	$1,536	5.1%
620-679	1,519	15.8%	5,487	32.6%	3,467	17.4%	9,118	30.3%
680-739	3,516	36.4%	6,615	39.2%	7,500	37.6%	12,162	40.4%
>=740	4,498	46.7%	3,824	22.7%	8,598	43.1%	7,261	24.2%

Total Primary	$9,637	100.0%	$16,850	100.0%	$19,934	100.0%	$30,077	100.0%

Percentage of primary new insurance written
Refinances	35%		41%		38%		46%
95.01% LTV and above	12%		21%		16%		19%
ARMs
Less than 5 years	—		7%		1%		23%
5 years and longer	10%		10%		8%		8%
Primary risk written
Flow	$2,231	97.9%	$2,699	83.4%	$4,547	93.5%	$4,445	85.9%
Structured	48	2.1%	537	16.6%	314	6.5%	731	14.1%

Total Primary	$2,279	100.0%	$3,236	100.0%	$4,861	100.0%	$5,176	100.0%

Pool risk written	$28		$96		$59		$185

Other risk written
Seconds
1st loss	$—		$3		$—		$6
2nd loss	—		—		—		21
NIMs	—		109		—		377
International
1st loss-Hong Kong primary mortgage insurance	—		31		51		50
Reinsurance	23		17		42		34

Total other risk written	$23		$160		$93		$488

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit J

	June 30		June 30
($ in millions)	2008	%	2007	%
Primary insurance in force
Flow	$115,425	76.3%	$91,098	71.0%
Structured	35,754	23.7%	37,172	29.0%

Total Primary	$151,179	100.0%	$128,270	100.0%

Prime	$105,049	69.5%	$80,984	63.1%
Alt-A	34,239	22.6%	35,671	27.8%
A minus and below	11,891	7.9%	11,615	9.1%

Total Primary	$151,179	100.0%	$128,270	100.0%

Primary risk in force
Flow	$29,003	85.6%	$22,702	83.2%
Structured	4,879	14.4%	4,580	16.8%

Total Primary	$33,882	100.0%	$27,282	100.0%

Flow
Prime	$23,125	79.7%	$17,677	77.9%
Alt-A	3,759	13.0%	3,305	14.5%
A minus and below	2,119	7.3%	1,720	7.6%

Total Flow	$29,003	100.0%	$22,702	100.0%

Structured
Prime	$2,537	52.0%	$1,653	36.1%
Alt-A	1,499	30.7%	1,756	38.3%
A minus and below	843	17.3%	1,171	25.6%

Total Structured	$4,879	100.0%	$4,580	100.0%

Total
Prime	$25,662	75.7%	$19,330	70.9%
Alt-A	5,258	15.5%	5,061	18.5%
A minus and below	2,962	8.8%	2,891	10.6%

Total Primary	$33,882	100.0%	$27,282	100.0%

Total Primary Risk in Force by FICO Score
Flow
<=619	$1,607	5.5%	$1,458	6.4%
620-679	8,365	28.9%	7,037	31.0%
680-739	10,744	37.0%	8,264	36.4%
>=740	8,287	28.6%	5,943	26.2%

Total Flow	$29,003	100.0%	$22,702	100.0%

Structured
<=619	$784	16.1%	$1,121	24.5%
620-679	1,312	26.9%	1,571	34.3%
680-739	1,492	30.5%	1,262	27.5%
>=740	1,291	26.5%	626	13.7%

Total Structured	$4,879	100.0%	$4,580	100.0%

Total
<=619	$2,391	7.0%	$2,579	9.4%
620-679	9,677	28.6%	8,608	31.6%
680-739	12,236	36.1%	9,526	34.9%
>=740	9,578	28.3%	6,569	24.1%

Total Primary	$33,882	100.0%	$27,282	100.0%

Percentage of primary risk in force
Refinances	31%		33%
95.01% LTV and above	24%		20%
ARMs
Less than 5 years	10%		16%
5 years and longer	9%		9%
Pool risk in force
Prime	$2,119	70.8%	$2,206	70.2%
Alt-A	291	9.7%	297	9.5%
A minus and below	584	19.5%	638	20.3%

Total	$2,994	100.0%	$3,141	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit K

	June 30		June 30
($ in millions)	2008	%	2007	%
Total Primary Risk in Force by LTV
95.01% and above	$8,076	23.8%	$5,549	20.3%
90.01% to 95.00%	10,546	31.1%	8,227	30.2%
85.01% to 90.00%	11,576	34.2%	9,497	34.8%
85.00% and below	3,684	10.9%	4,009	14.7%

Total	$33,882	100.0%	$27,282	100.0%

Total Primary Risk in Force by Policy Year
2004 and prior	$7,960	23.5%	$10,029	36.7%
2005	4,575	13.5%	5,704	20.9%
2006	5,516	16.3%	6,482	23.8%
2007	11,069	32.7%	5,067	18.6%
2008	4,762	14.0%	—	—

Total	$33,882	100.0%	$27,282	100.0%

Total Pool Risk in Force by Policy Year
2004 and prior	$1,848	61.7%	$2,019	64.3%
2005	589	19.7%	650	20.7%
2006	258	8.6%	281	8.9%
2007	243	8.1%	191	6.1%
2008	56	1.9%	—	—

Total Pool risk in Force	$2,994	100.0%	$3,141	100.0%

Other risk in force
Seconds
1st loss	$312		$495
2nd loss	460		590
NIMs	485		796
International
1st loss-Hong Kong primary mortgage insurance	469		384
Reinsurance	151		79
Credit default swaps	8,619		7,872
Other
Domestic credit default swaps	206		212

Total other risk in force	$10,702		$10,428

Risk to capital ratio-STAT Basis	20.8:1		10.6:1
Risk to capital ratio-STAT Basis excluding AAA-rated CDS	16.7:1		8.6:1
Risk to capital ratio-Radian Guaranty only	14.9:1		10.5:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit L

	Quarter Ended June 30		Six Months Ended June 30
($ in thousands)	2008	2007	2008	2007
Direct claims paid
Prime	$64,048	$34,226	$124,706	$67,351
Alt-A	47,746	21,755	83,478	41,753
A minus and below	49,270	35,027	97,631	64,107
Seconds and other	47,775	21,071	93,212	34,692

Total	$208,839	$112,079	$399,027	$207,903

Average claim paid
Prime	$36.7	$28.4	$36.7	$28.2
Alt-A	51.1	40.9	50.5	40.3
A minus and below	35.4	31.1	36.3	30.4
Seconds	34.2	27.8	34.3	28.2
Total	$38.2	$30.9	$38.2	$30.8

Loss ratio—GAAP Basis	211.4%	87.2%	238.3%	72.8%
Expense ratio—GAAP Basis (2)	55.3%	22.5%	38.5%	24.7%

	266.7%	109.7%	276.8%	97.5%

Reserve for losses by category
Prime	$559,947	$212,191
Alt-A	722,813	182,537
A minus and below	410,373	246,062
Pool insurance	71,508	37,531
Seconds	178,859	37,251
Other	1,237	1,004

Reserve for losses, net	1,944,737	716,576
Reinsurance recoverable	175,840 (1)	29,519 (1)

Total	$2,120,577	$746,095

(1)	Reinsurance recoverable on ceded losses related to captives ($131.1 million) and Smart Home ($44.7 million).
(2)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008 and excludes merger expenses.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit M

	June 30	December 31	June 30
	2008	2007	2007
Default Statistics
Primary insurance:
Flow
Prime
Number of insured loans	602,571	565,563	520,488
Number of loans in default	26,604	20,632	14,795
Percentage of loans in default	4.42%	3.65%	2.84%

Alt-A
Number of insured loans	72,715	74,559	68,454
Number of loans in default	11,702	7,980	5,034
Percentage of loans in default	16.09%	10.70%	7.35%

A minus and below
Number of insured loans	62,874	63,853	56,073
Number of loans in default	11,637	10,087	7,456
Percentage of loans in default	18.51%	15.80%	13.30%

Total Flow
Number of insured loans	738,160	703,975	645,015
Number of loans in default	49,943	38,699	27,285
Percentage of loans in default	6.77%	5.50%	4.23%

Structured
Prime
Number of insured loans	70,857	64,789	57,500
Number of loans in default	5,447	4,707	3,612
Percentage of loans in default	7.69%	7.27%	6.28%

Alt-A
Number of insured loans	84,369	97,526	98,242
Number of loans in default	13,344	8,783	4,992
Percentage of loans in default	15.82%	9.01%	5.08%

A minus and below
Number of insured loans	24,422	28,747	32,612
Number of loans in default	8,003	8,659	8,278
Percentage of loans in default	32.77%	30.12%	25.38%

Total Structured
Number of insured loans	179,648	191,062	188,354
Number of loans in default	26,794	22,149	16,882
Percentage of loans in default	14.91%	11.59%	8.96%

Total Primary Insurance
Prime
Number of insured loans	673,428	630,352	577,988
Number of loans in default	32,051	25,339	18,407
Percentage of loans in default	4.76%	4.02%	3.18%

Alt-A
Number of insured loans	157,084	172,085	166,696
Number of loans in default	25,046	16,763	10,026
Percentage of loans in default	15.94%	9.74%	6.01%

A minus and below
Number of insured loans	87,296	92,600	88,685
Number of loans in default	19,640	18,746	15,734
Percentage of loans in default	22.50%	20.24%	17.74%

Total Primary Insurance
Number of insured loans	917,808	895,037	833,369
Number of loans in default	76,737 (1)	60,848 (1)	44,167 (1)
Percentage of loans in default	8.36%	6.80%	5.30%

Pool insurance:
Number of loans in default	27,944 (2)	26,526 (2)	21,409 (2)

(1)	Includes approximately 272, 2,595 and 2,318 defaults at June 30, 2008, December 31, 2007 and June 30, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes approximately 20,880, 20,193 and 16,101 defaults at June 30, 2008, December 31, 2007 and June 30, 2007, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit N

	Quarter Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Net Premiums Written (In thousands) (1)
Primary and Pool Insurance	$191,769	$184,492	$392,246	$376,600
Seconds	2,905	6,450	6,386	17,629
International	4,356	6,565	11,649	9,689

Total Net Premiums Written—insurance	$199,030	$197,507	$410,281	$403,918

Net Premiums Earned (In thousands) (2)
Primary and Pool Insurance	$193,938	$174,174	$387,421	$341,329
Seconds	4,964	8,723	11,128	17,895
International	6,194	2,691	10,812	6,607

Total Net Premiums Earned—insurance	$205,096	$185,588	$409,361	$365,831

SMART HOME (In millions)
Ceded Premiums Written	$3.7	$3.2	$6.9	$6.4
Ceded Premiums Earned	$3.7	$3.1	$6.9	$6.0

Captives
Premiums ceded to captives (In millions)	$34.1	$30.0	$69.8	$58.1
% of total premiums	14.7%	14.5%	15.1%	14.3%
NIW subject to captives (In millions)	$3,415	$6,146	$8,164	$11,140
% of primary NIW	35.4%	36.5%	41.0%	37.0%
IIF included in captives (3)	37.2%	34.6%
RIF included in captives (3)	41.7%	40.5%

Persistency (twelve months ended June 30)	81.2%	71.1%

	June 30 2008	June 30 2007
SMART HOME
% of Primary RIF included in Smart Home Transactions (3)	4.3%	7.4%

(1)	Premiums written on credit derivatives for the quarter and six months ended June 30, 2008 were $5.6 million and $14.5 million, respectively, compared to $19.5 million and $35.4 million, respectively, for the quarter and six months ended June 30, 2007.
(2)	Premiums earned on credit derivatives for the quarter and six months ended June 30, 2008 were $5.8 million and $18.9 million, respectively, compared to $21.1 million and $36.8 million, respectively, for the quarter and six months ended June 30, 2007. Premiums earned on credit derivatives are included in change of fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2008

Exhibit O

Reinsurance Progression Toward Attachment—Summary by Book Year (1)

($ in millions)			June 30 2008			March 31 2008			December 31 2007
Book Year (2):	Original Book RIF as of June 30 2008	Progression to Attachment Point	Current RIF	Ever-to- Date Incurred Losses	Captive Benefit (3)	Current RIF	Ever-to- Date Incurred Losses	Captive Benefit (3)	Current RIF	Ever-to- Date Incurred Losses	Captive Benefit (3)
Pre-2005		0-50%	$1,337	$240		$1,444	$235		$2,209	$279
Pre-2005		50-75%	1,155	158		1,651	194		1,145	144
Pre-2005		75-99%	514	81		96	31		32	19
Pre-2005		Attached	17	5		18	5		12	3

Pre-2005 Total	$26,334		$3,023	$484	$—	$3,209	$465	$1	$3,398	$445	$1

2005		0-50%	$187	$4		$536	$13		$697	$13
2005		50-75%	430	17		327	13		429	15
2005		75-99%	392	21		245	12		945	53
2005		Attached	896	95		881	69		11	2

2005 Total	$3,333		$1,905	$137	$29	$1,989	$107	$8	$2,082	$83	$—

2006		0-50%	$146	$3		$632	$12		$851	$12
2006		50-75%	524	18		72	2		332	10
2006		75-99%	153	7		446	21		1,470	71
2006		Attached	1,800	169		1,593	110		210	10

2006 Total	$3,547		$2,623	$197	$74	$2,743	$145	$29	$2,863	$103	$1

2007		0-50%	$913	$15		$3,900	$63		$4,058	$36
2007		50-75%	2,876	91		242	6		580	12
2007		75-99%	—	—		185	7		4	—
2007		Attached	1,055	63		644	24		1	—

2007 Total	$5,288		$4,844	$169	$21	$4,971	$100	$2	$4,643	$48	$—

2008		0-50%	$1,483	$3		$756	$—		$—	$—
2008		50-75%	90	2		—	—		—	—
2008		75-99%	—	—		—	—		—	—
2008		Attached	—	—		—	—		—	—

2008 Total	$1,601		$1,573	$5	$—	$756	$—	$—	$—	$—	$—

Quota Share		0-50%	$27	$—		$23	$—		$20	$—
Quota Share		50-75%	—	—		7	—		7	1
Quota Share		75-99%	6	1		—	1		—	—
Quota Share		Attached	85	17		88	13		90	9

Quota Share Total	$309		$118	$18	$8	$118	$14	$5	$117	$10	$4

Total Captive (Including Quota Share)	$40,412		$14,086	$1,010	$132	$13,786	$831	$45	$13,103	$689	$6

SmartHome		0-50%	$127	$24		$134	$23		$142	$23
SmartHome		50-75%	—	—		—	—		693	92
SmartHome		75-99%	622	115		657	101		—	—
SmartHome		Attached	703	154		764	132		833	112

Total SmartHome	$3,900		$1,452	$293	$45	$1,555	$257	$25	$1,668	$227	$10

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2008

ALT-A

Exhibit P

	Quarter Ended June 30				Six Months Ended June 30
($ in millions)	2008	%	2007	%	2008	%	2007	%
Primary New Insurance Written by FICO Score
<=619	$2	0.4%	$84	1.2%	$3	0.3%	$92	0.6%
620-659	8	1.7%	1,090	15.1%	17	1.6%	1,679	11.6%
660-679	22	4.6%	1,221	16.9%	53	5.0%	2,386	16.4%
680-739	230	48.3%	3,383	46.8%	531	50.1%	7,023	48.3%
>=740	214	45.0%	1,448	20.0%	456	43.0%	3,352	23.1%

Total	$476	100.0%	$7,226	100.0%	$1,060	100.0%	$14,532	100.0%

Primary Risk in Force by FICO Score
<=619	$36	0.7%	$38	0.7%
620-659	654	12.4%	767	15.2%
660-679	772	14.7%	811	16.0%
680-739	2,509	47.7%	2,313	45.7%
>=740	1,287	24.5%	1,132	22.4%

Total	$5,258	100.0%	$5,061	100.0%

Primary Risk in Force by LTV
95.01% and above	$364	6.9%	$239	4.7%
90.01% to 95.00%	1,367	26.0%	1,299	25.7%
85.01% to 90.00%	2,187	41.6%	2,044	40.4%
85.00% and below	1,340	25.5%	1,479	29.2%

Total	$5,258	100.0%	$5,061	100.0%

Primary Risk in Force by Policy Year
2004 and prior	$984	18.7%	$1,272	25.1%
2005	746	14.2%	966	19.1%
2006	1,178	22.4%	1,389	27.5%
2007	2,112	40.2%	1,434	28.3%
2008	238	4.5%	—	—

Total	$5,258	100.0%	$5,061	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2008

Exhibit Q

	Quarter Ended June 30		Six Months Ended June 30
(In thousands )	2008	2007	2008	2007
Investment in Affiliates-Selected Information

C-BASS
Balance, beginning of period	$—	$444,591	$—	$451,395
Net income for period	—	23,209	—	16,405

Balance, end of period	$—	$467,800	$—	$467,800

Sherman
Balance, beginning of period	$116,929	$143,698	$104,315	$167,412
Net income for period	15,704	26,298	28,230	55,874
Dividends received	19,499	—	19,499	51,512
Other comprehensive (loss) income	(490)	1,741	(402)	(37)

Balance, end of period	$112,644	$171,737	$112,644	$171,737

Portfolio Information:

C-BASS
Servicing portfolio	N/A	$58,100,000	N/A
Total assets	N/A	6,619,605	N/A
Servicing income	N/A	48,621	N/A	$91,747
Net interest income	N/A	66,572	N/A	145,424
Total revenues	N/A	101,099	N/A	140,080

Sherman
Total assets	$2,432,122	$1,778,299
Total revenues	$295,842	$285,439	$588,657	$569,227

Radian owns a 46% interest in C-BASS and a 21.8% interest in Sherman. Prior to September 2007, we owned an interest in Sherman consisting of 40.96% of the Class A Common Units of Sherman (Class A Common Units represent 94% of the total equity in Sherman) and 50% of the Preferred Units of Sherman.